UNSECURED ENVIRONMENTAL INDEMNITY

THIS UNSECURED ENVIRONMENTAL INDEMNITY (this “Agreement”) is made and entered into as of December 23, 2010, by G&E HC REIT II LAWTON MOB PORTFOLIO, LLC, a Delaware limited liability company (“Borrower”), and GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation (“Guarantor”) (Borrower and Guarantor being sometimes herein collectively called "Indemnitor”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

A. Lender has agreed to make a term loan to Borrower, in the principal amount of up to Seven Million Three Hundred Thousand and No/100 Dollars ($7,300,000.00) (“Loan”), which Loan is evidenced by a Secured Promissory Note (“Note”) of even date herewith, executed by Borrower to Lender, in the face principal amount of $7,300,000.00, and which Loan and Note are secured by, among other documents, a Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing) (Leasehold) (“Deed of Trust”), pertaining to certain real property located in the City of Lawton, Comanche County, Oklahoma, which is described in the Deed of Trust (such real property, together with Borrower’s interest in all now or hereinafter existing improvements thereto, is referred to herein as the “Property”); and

B. Borrower has entered into a Loan Agreement (“Loan Agreement”) with Lender, relating to the Loan; and

C. Lender has refused to make the Loan to Borrower unless this Agreement is executed by Indemnitor and is delivered to Lender, since the presence of Hazardous Substances (as defined below) and/or violations of Environmental Regulations (as defined below) may reduce the value of the Property to an extent which is unforeseeable and indeterminable and may, in fact, cause the value of the Property to be substantially less than claims against Lender and/or liabilities associated with ownership of the Property.

NOW, THEREFORE, in consideration of Lender’s agreement to make the Loan to Borrower and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Indemnitor, Indemnitor hereby agrees that the foregoing recitals are true and correct and are by this reference hereby made a part hereof as if fully set forth below, and further covenants and agrees with Lender, its successors and assigns, as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) "Environmental Regulations” means any and all present or future federal, state or local laws, common law, statutes, codes, ordinances, rules, regulations, decrees, permits, policies, guidance documents or other requirements applicable to Borrower and/or the Property and (i) relating to health, safety or the environment, or (ii) governing, regulating or pertaining to the generation, treatment, storage, handling, transportation, use, release, discharge or disposal of any Hazardous Substance, or (iii) relating to industrial hygiene or environmental conditions including without limitation soil, groundwater and indoor and ambient air conditions. “Environmental Regulations” include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.), the Resource Conservation Recovery Act of 1976, and the Clean Water Act, the Clean Air Act, all as now or hereafter amended, supplemented or replaced from time to time.

(b) "Hazardous Substance” means any substance or material defined in or governed by any Environmental Regulation as a dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, and also expressly includes urea formaldehyde, polychlorinated biphenyls, dioxin, radon, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, including but not limited to crude oil or any fraction thereof, natural gas, natural gas liquids, gasoline and synthetic gas, or any other waste, material, substance, pollutant or contaminant which would subject the owner or operator of the Property to any obligations, damages, penalties or liabilities under any applicable Environmental Regulation.

2. Representations and Warranties. Except as otherwise provided herein, Indemnitor represents and warrants to Lender that, to the best of Indemnitor’s knowledge after commercially reasonable investigation, except as disclosed in that certain (i) Phase I Environmental Site Assessment Report prepared by Partner Engineering and Science, Inc., dated October 12, 2010, Partner Project No. 10-71366.1, (ii) Phase I Environmental Site Assessment Report prepared by Partner Engineering and Science, Inc., dated October 12, 2010, Partner Project No. 10-71366.2, and (iii) Limited Mold & Moisture Survey Report prepared by Partner Engineering and Science, Inc., dated November 16, 2010, Partner Project No. 10-72566.1 (collectively, the “Existing Environmental Reports”), in the form disclosed to Lender, as of the date of recordation of the Deed of Trust, (i) no Hazardous Substance has been placed, stored, located, generated, produced, created, processed, treated, transported, incorporated, discharged, emitted, spilled, released, deposited or disposed of or allowed to escape in, upon, under, over or from the Property; (ii) no threat exists of a spill, discharge, release or emission of a Hazardous Substance upon or from the Property into the environment in violation of any Environmental Regulation; (iii) the Property has not ever been used as or for a mine, a landfill, a dump or other disposal facility, industrial or manufacturing purposes, or a gasoline service station; (iv) no underground storage tank is located in the Property or has previously been located therein but has been removed therefrom; (v) no violation of any Environmental Regulation exists in, upon, under, over or from the Property, and no notice of any such violation or any alleged violation thereof has been issued or given by any governmental entity or agency; (vi) no person, party or private or governmental agency or entity has given any notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in (i) above; (vii) there have not ever been any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances in, upon, under, over or from the Property; (viii) there has not ever been any investigation or report involving the Property by any governmental entity or agency which in any way relates to Hazardous Substances; (ix) the Property has not been listed in the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or any other list, schedule, log, inventory or record of Hazardous Substance sites maintained by any federal, state or local governmental agency; and (x) the Property has not been subject to any lien or claim for lien or threat of a lien in favor of any governmental entity or agency as a result of any presence, release or threatened release of any Hazardous Substance in, on, under, over or from the Property. Indemnitor acknowledges that Lender has made written request to Borrower for information regarding the environmental condition of the Property and the representations and warranties in this Section 2 are in partial response to such request for information.

3. Covenants. Indemnitor covenants and agrees as follows:

(a) Except as otherwise provided herein, Indemnitor: (i) shall not place, locate, produce, generate, create, store, treat, handle, transport, incorporate, discharge, emit, spill, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from the Property; (ii) shall not permit any Hazardous Substance to be placed, located, produced, generated, created, stored, treated, handled, transported, incorporated, discharged, emitted, spilled, released, deposited, disposed of or to escape therein, thereupon, thereunder, thereover or therefrom; (iii) shall cause all Hazardous Substances found thereon in violation hereof to be properly removed therefrom and properly disposed of at Indemnitor’s sole cost and expense, in accordance with all applicable Environmental Regulations; (iv) shall remediate the adverse effects of such Hazardous Substances on the Property; (v) shall not install or permit to be installed any underground storage tank therein or thereunder (and underground storage tanks are expressly excluded from Permitted Hazardous Substances, as defined below); (vi) shall not permit any violation of any Environmental Regulation to exist upon or with respect to the Property, (vii) shall comply with all Environmental Regulations which are applicable to the Property; (viii) shall not settle or compromise any claim, action, suit or proceeding relating to any matter covered by this Agreement to which Lender is a party, without the prior written consent of Lender; (ix) shall not create or permit to continue in existence any lien (whether or not such lien has priority over the lien created by the Deed of Trust) upon the Property imposed pursuant to any Environmental Regulation; and (x) shall not change or alter any use of the Property permitted in the Loan Documents unless Indemnitor has notified Lender thereof in writing and Lender has determined, in its sole discretion, that such change or modification will not result in a significantly greater risk of having Hazardous Substances in, on under or about the Property in violation of this Agreement or applicable Environmental Regulations. Notwithstanding the above or any other provisions of this Agreement to the contrary, Indemnitor may permit to be handled, used and stored (but not spilled, released or discharged) at the Premises amounts of Hazardous Substances that are customarily stored or used in the ordinary course of business of managing and operating medical office building and that do not create any significant risk of environmental contamination (“Permitted Hazardous Substances”), provided that all Permitted Hazardous Substances must be stored and used in strict accordance with all applicable Environmental Regulations and good hazardous materials storage and handling practices and shall be subject to all covenants, indemnities and other provisions of this Agreement.

(b) At any time, and from time to time, if Lender has reason to believe that any change has occurred or that any potential liability has arisen relating to Hazardous Substances in or upon the Property, which may adversely affect Lender’s interests, and if Lender so requests, Indemnitor shall have any environmental audit relating to the Property theretofore provided by Indemnitor to Lender updated and/or amplified, at Indemnitor’s sole cost and expense, by an environmental engineer, scientist or consultant acceptable to Lender, or shall have an environmental audit prepared for Lender, if none has previously been so provided with respect to the Property. Lender shall also have the right, in its sole discretion, to retain, at Indemnitor’s expense, an independent professional consultant to review any environmental audit or report prepared by or on behalf of Borrower or Indemnitor and/or to conduct its own investigation of the Property with respect to Hazardous Substances. Indemnitor hereby grants to Lender, its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Property and to perform such tests, including subsurface testing, soils and groundwater testing, and other tests which may physically invade the Property, as Lender, in its sole discretion, determines are necessary, subject to the rights of existing tenant leases. All environmental audits, reviews of environmental audits, reports, investigations, tests, or other data provided by an environmental consultant will hereinafter be referred to as “Environmental Reports.” The results of all investigations and reports prepared by Lender are and at all times will remain the property of Lender, and under no circumstances shall Lender have any obligation whatsoever to disclose or otherwise make available to Indemnitor or any other person such results or any other information obtained in connection with such Environmental Reports. Provided, however, if Lender declares an Event of Default as a result of information disclosed in an Environmental Report Lender agrees to provide Indemnitor with a copy of such Environmental Report.

(c) If any Hazardous Substances or any violation of Environmental Regulations are disclosed by any Environmental Report or otherwise become known to Indemnitor, Indemnitor shall promptly disclose the same to Lender, and Indemnitor shall submit to Lender within 30 days after written request by Lender a written environmental plan setting forth a description of such event or situation and the action that Indemnitor proposes to take or cause to be taken with respect thereto to bring the Property into compliance with all Environmental Regulations (“Clean Up”). Such environmental plan shall include, without limitation (i) any proposed corrective work, (ii) the estimated cost and time of completion thereof, (iii) the name of the proposed contractor and a copy of the proposed construction contract, (iv) any approvals of any governmental or quasi-governmental authority that are required under any Environmental Regulations, and (v) such additional data, instruments, documents, agreements or other materials or information as Lender may reasonably request. Such environmental plan shall be subject to Lender’s approval in its reasonable discretion. Upon obtaining Lender’s approval, Indemnitor shall thereafter diligently and continuously pursue the Clean Up of the Property until completion. During the course of diligently and continuously pursuing such plan to Clean Up the Property, Indemnitor shall inform Lender monthly as to the status of such plan of Clean Up. Upon completion of the Clean Up, Indemnitor shall obtain and deliver to Lender a written report, in form and substance acceptable to Lender, from an engineer or consultant acceptable to Lender, stating that all required action has been properly taken and that the Property is in compliance with all applicable Environmental Regulations. If Indemnitor fails to diligently and continuously pursue any actions required of it under this paragraph, such failure will, at Lender’s option and upon written notice to Indemnitor, constitute an event of default hereunder and Lender will be entitled to itself take any steps that Lender deems necessary to prepare, implement and complete a Clean Up plan. In such event, Indemnitor shall reimburse Lender for all costs and expenses incurred by Lender pursuant to the preceding sentence within ten (10) days after written request by Lender.

(d) Indemnitor shall, promptly after obtaining actual knowledge thereof, advise Lender in writing of (i) any violation of any applicable Environmental Regulation relating to the Property, (ii) any governmental or regulatory actions (including without limitation information requests) instituted or threatened in writing under any Environmental Regulation affecting the Property, including without limitation any notice of inspection, abatement, noncompliance or potential liability, (iii) all claims made or threatened in writing by any third party against Indemnitor or the Property relating to any Hazardous Substance or a violation of any Environmental Regulation, (iv) discovery by Indemnitor of any occurrence or condition on or under the Property or on or under any real property adjoining or in the vicinity of the Property which could subject Indemnitor, Lender or the Property to a claim or lien under any Environmental Regulation or to any restrictions on ownership, occupancy, transferability or use of the Property under any Environmental Regulation, or the Property to designation as “border zone property”, and (v) any fact or event which would render any representation or warranty contained in Paragraph 2 of this Agreement incorrect in any respect if made at the time of discovery. Indemnitor shall promptly deliver to Lender copies of all orders, notices, permits, applications, or other communications and reports, and of such other documentation or records as Lender may request, relating to any such activity, Hazardous Substance, Environmental Regulation, violations, actions, claims, liens, discovery, fact or event which Indemnitor receives or which are susceptible of being obtained by Indemnitor without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same.

4. Indemnity. Except as otherwise provided herein and/or in any other Loan Document, Indemnitor shall indemnify Lender, its parent, directors, officers, employees, agents, contractors, licensees, invitees, successors and assigns (hereinafter collectively referred to as "Indemnified Parties”) against, shall hold the Indemnified Parties harmless from, and shall reimburse the Indemnified Parties for, any and all losses, claims, demands, judgments, penalties, liabilities, costs, damages and expenses (hereinafter collectively referred to as "Losses”), directly or indirectly, but actually, incurred by the Indemnified Parties, whether foreseeable or unforeseeable, including court costs and reasonable attorneys’ fees (prior to trial, at trial and on appeal), in any action, administrative proceeding or negotiations against or involving any of the Indemnified Parties, resulting from any breach of the covenants set forth in Paragraph 3 hereof, from the incorrectness or untruthfulness of any warranty or representation set forth in Paragraph 2 hereof, from a failure by Indemnitor to perform any of its obligations hereunder with respect to any Hazardous Substance, any Environmental Regulation, or from the presence of any Hazardous Substance in, upon, under or over, or emanating from, the Property, whether or not Indemnitor is responsible therefor, it being the intent of Indemnitor and Lender that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environment or natural resources caused by, for abatement, clean up, remediation, removal or disposal of, or otherwise with respect to, Hazardous Substances, for any violation of any Environmental Regulation, or for detoxification of the Property, by virtue of the interest of Lender in the Property created by the Deed of Trust or as the result of Lender exercising any of its rights or remedies with respect thereto or thereunder, including but not limited to becoming the owner thereof by sale, foreclosure or conveyance in lieu thereof. The foregoing representations, warranties, covenants and agreements of Paragraphs 2 and 3 hereof, and of this Paragraph 4, shall be deemed continuing representations, warranties, covenants and agreements for the benefit of the Indemnified Parties, including but not limited to any purchaser at a foreclosure or other sale under the Deed of Trust, any transferee of the title of Lender or any other purchaser at a foreclosure or other sale under the Deed of Trust, and any subsequent owner of the Property claiming by, through or under Lender, and shall survive the payment of the Note, the satisfaction, release or reconveyance, full or partial, of the Deed of Trust, any foreclosure of or sale pursuant to the Deed of Trust, and/or any acquisition of title to the Property or any part thereof by Lender, or anyone claiming by, through or under Lender, by deed in lieu of foreclosure or otherwise, and also shall survive the repayment or any other satisfaction or termination of the Loan, the Loan Agreement and/or the Note. Any amounts covered by the foregoing indemnification shall bear interest at the Default Rate (as that term is defined in the Note) from the date paid and shall be payable upon receipt of demand for payment thereof from an Indemnified Party. Notwithstanding anything to the contrary contained herein and/or in any other Loan Document, Indemnitor’s liability hereunder and/or under any other Loan Document shall not extend to any new condition (i.e., to the extent not previously existing, whether or not previously known) arising after an Indemnified Party has acquired possession or ownership of the Property (unless such “new” condition resulted from, is a consequence of, or is otherwise related to a substance or other condition which existed prior to such acquisition of possession or ownership by an Indemnified Party).

5. Unsecured Obligations. Indemnitor agrees that its obligations under this Agreement (i) are unlimited personal obligations separate from, independent of and in addition to all obligations under the Loan Agreement, the Note and the Deed of Trust, and (ii) are not secured by the Deed of Trust or any other security instrument. Indemnitor acknowledges that Lender is unwilling to accept such consequences and that Lender would not make the Loan but for the personal, unsecured liability undertaken by Indemnitor hereunder.

6. Liability. Without limitation, the obligations and liability of Indemnitor under this Agreement shall in no way be waived, released, discharged, reduced, mitigated or otherwise affected by any neglect, delay or forbearance of Lender in demanding, requiring or enforcing payment or performance of the obligations and liability of Indemnitor hereunder, or the receivership, bankruptcy, insolvency, liquidation or dissolution of Indemnitor. No action or proceeding brought or instituted under this Agreement, and no recovery made as a result thereof, shall be a bar or a defense to any further action or proceeding under this Agreement. Indemnitor shall reimburse Lender and the other Indemnified Parties for all reasonable attorneys’ fees and expenses actually incurred in connection with the enforcement of the Indemnified Parties’ rights under this Agreement, including those incurred in any case, action, proceeding or claim under the Federal Bankruptcy Code or any successor statute or any other insolvency law.

7. Indemnitor’s Waivers. Except as otherwise provided herein and/or in any other Loan Document, each of the parties which collectively comprise Indemnitor waives (a) any defense based upon any legal disability, insolvency, bankruptcy, dissolution, liquidation, or other defense of, or the cessation or limitation of the liability of, any other such party from any cause; (b) any defense based upon the lack of authority or power of the officers, directors, partners, members, managers, governors or agents acting or purporting to act on behalf of any other such party or any partner therein or any defect in the formation thereof; (c) any defense based upon the application by Borrower of proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or any such party; (d) any rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Loan or any obligations hereunder, has destroyed or otherwise impaired the subrogation or reimbursement rights of any Indemnitor against Borrower or any other party by operation of law or otherwise; (e) any defense based upon Lender’s failure to disclose to any such party any information concerning the financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of an indemnitor must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any waiver by Lender of its rights, powers or remedies under the Loan Documents or any delay by Lender in exercising the same; (i) any defense based on changes in the ownership of any such party; (j) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (k) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender; (l) presentment, demand, protest and notice of any kind; and (m) any act, provision or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of an indemnitor. Indemnitor agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Indemnitor’s liability hereunder.

Without limiting the generality of the foregoing or any other provision hereof, (i) Indemnitor expressly waives any and all rights of subrogation, reimbursement, indemnification and contribution, and any other rights, benefits and defenses that are or may become available to Indemnitor under applicable law; and (ii) Indemnitor waives all rights and defenses that Indemnitor may have because Borrower’s debt is secured by real property. This means, among other things, that (a) Lender may collect from Indemnitor without first foreclosing on any real or personal property collateral pledged by Borrower, and (b) if Lender forecloses on any real property collateral pledged by Borrower, (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Indemnitor even if Lender, by foreclosing on the real property collateral, has destroyed any right Indemnitor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Indemnitor may have because Borrower’s debt is secured by real property.

8. Notice. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be given in the manner provided for in the Loan Agreement (as to Borrower and Lender) or in the Guaranty (as to Guarantor).

9. Governing Law; Severability. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law.

10. Designated Venue. AT THE OPTION OF LENDER, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR OKLAHOMA STATE COURT SITTING IN COMANCHE COUNTY, OKLAHOMA, OR CALIFORNIA STATE COURT SITTING IN ORANGE COUNTY, CALIFORNIA; AND INDEMNITOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT INDEMNITOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

11. Waiver of Jury Trial. INDEMNITOR HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION RELATING TO THIS AGREEMENT.

Indemnitor’s Initials:

12. No Modifications. No modification, amendment, waiver or discharge of this Agreement shall be valid unless the same is in writing and is signed by Indemnitor and Lender.

13. Severability; Cumulative Nature. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable as to any person and/or in any circumstances, it shall be deemed severed herefrom as to such person and in said circumstances, but shall remain a part hereof and in full force and effect with respect to all other persons and circumstances, and all other provisions hereof shall remain in full force and effect as to all persons and in all circumstances. The rights and remedies of Lender under this Agreement shall be cumulative with and in addition to all other rights and remedies of Lender against Indemnitor at law, in equity or under any other document or instrument now or hereafter executed by Indemnitor (including without limitation any right of reimbursement or contribution under any Environmental Regulation).

14. Binding Effect; Joint and Several Obligations; Gender. This instrument is unconditional and irrevocable and shall inure to the benefit of the Indemnified Parties, and their heirs, executors, administrators, personal representatives, successors and assigns, and shall bind Indemnitor, the parties which collectively comprise Indemnitor, and their heirs, executors, administrators, personal representatives, successors and assigns. The obligations of Indemnitor under this Agreement shall be enforceable in all events against Borrower, Guarantor, and their successors and assigns, and each of them, jointly and severally. The use of any gender herein shall include all other genders.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, together, shall constitute a single instrument.

16. Captions. The captions or headings herein are for convenience of reference only, in no way define, limit or describe the scope or intent of any provision of this Agreement, and are not to be considered in interpreting the same.

17. Agency. In the event any other lender purchases any interest in, or has agreed to participate in, the Note and/or the Loan, the term “Lender”, as used herein, shall include Lender on its own behalf and as Agent for each such other lender.

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IN WITNESS WHEREOF, Indemnitor has duly executed this Agreement as of the day and year first above written.

INDEMNITOR:

G&E HC REIT II LAWTON MOB PORTFOLIO, LLC,

a Delaware limited liability company

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership
Its Sole Member as Manager

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation
Its General Partner

By: /s/ Danny Prosky
Danny Prosky
Its President

Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation

By: /s/ Danny Prosky
Danny Prosky
Its President